UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 21, 2007

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bay Banks of Virginia, Inc. (OTCBB: BAYK, the “Company”), parent company of Bank of Lancaster and Bay Trust Company, announced the election of Robert J. Wittman as Chairman of its Board of Directors effective May 21, 2007. Mr. Wittman is assuming the Chair from Ammon G. Dunton, Jr., who has served in this role since 1985. Mr. Dunton’s retirement from the Board of Directors occurred at the conclusion of the Annual Meeting of the Stockholders on May 21, 2007, pursuant to the Company’s By-Law on eligibility to serve due to age.

Under Mr. Dunton’s leadership, the Company has grown from an asset size of $65 million to $315 million. In 1985 the organization had one banking office, while today the organization has seven banking offices, two additional offices that have received regulatory approval but have not yet opened, and a trust office. Upon announcing the election of Mr. Wittman, Mr. Dunton said, “I am happy to announce Dr. Robert J. Wittman has been elected Chair. He is a man of great intelligence and knowledge of our banking and trust marketplace, who will bring youthful vigor to the leadership of Bay Banks. I am sure the Company will be in good hands with Rob Wittman and Austin Roberts as its leadership team.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Austin L. Roberts, III
Austin L. Roberts, III President and CEO

May 24, 2007

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